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                                                                    EXHIBIT 23.4

                           CONSENT OF DAVID C. JONSON



     I hereby consent to the use of a summary of my reports as to mineralized tonnage at the Russell-Coggins Property and the references to me as an independent consulting geologist appearing in Item 2 of the Annual Report on Form 10-KSB of Piedmont Mining Company, Inc. (the "Registrant") for its fiscal year ended December 31, 1996, and the incorporation thereof by reference to said Form 10-KSB in the Registration Statements of the Registrant on Form S-8, Registration Nos. 33-27214, 33-27221, 33-43861, 33-48177, 33-48176, 33-56780,
33-81684 and 33-81682.



                                           /s/ David C. Johnson
                                           -------------------------------------
                                           David C. Jonson

Golden, Colorado
March 31, 1997







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